EXHIBIT 23




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            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We hereby consent to the incorporation by Reference in the Registration Statement on Form S-8 (File No. 333-109617) of Energas Resources, Inc. of our report dated May 24, 2005 related to the finanical statements which appear in Energas Resources, Inc. Form 10KSB for the year January 31, 2005.



/s/ Murrell, Hall, McIntosh & Co. PLLP


Oklahoma City, Oklahoma
July 11, 2005